Exhibit 99.1

CSX Corporation Announces Fourth Quarter and
Full-Year 2017 Earnings

JACKSONVILLE, Fla. - January 16, 2018 - CSX Corporation (NASDAQ: CSX) today announced fourth quarter 2017 net earnings of $4.1 billion, or $4.62 per share, versus $458 million, or $0.49 per share in the same period last year. Fourth quarter 2017 net earnings included a $3.6 billion net tax reform benefit resulting from the Tax Cuts and Jobs Act of 2017 and a $10 million net restructuring charge. Excluding these two items, fourth quarter 2017 adjusted net earnings were $573 million, or $0.64 per share.

Reconciliation of GAAP to Non-GAAP Measures
For the Quarter ended December 31, 2017
(in millions, except operating ratio and EPS)	Operating Income	Operating Ratio	Net Earnings	Net Earnings Per Share, Assuming Dilution
GAAP Operating Results	$1,121	60.9%	$4,140	$4.62
Restructuring Charge	29	(1.0)%	10	0.01
Tax Reform Benefit (net)	(142)	4.9%	(3,577)	(3.99)
Adjusted Operating Results (non-GAAP)	$1,008	64.8%	$573	$0.64

“CSX’s performance continued to strengthen in the fourth quarter, building upon the scheduled railroading model that was instituted by Hunter Harrison” said James M. Foote, president and chief executive officer. “I’m excited about the progress we are making and am confident we have the right team in place to achieve our goal of becoming the best railroad in North America.”
Revenue for the fourth quarter decreased $174 million, or six percent, when compared to the previous year, primarily due to the $178 million impact of an extra fiscal week in 2016 that resulted from the company’s 52/53 fiscal reporting calendar in 2016.
Expenses for the fourth quarter were down $291 million, or 14 percent, when compared to the fourth quarter in the previous year, which included $116 million in additional costs related to the extra week in 2016. Operating income in the fourth quarter of 2017 was $1.12 billion.
CSX had full-year 2017 earnings per share of $5.99, operating income of $3.7 billion and an operating ratio of 67.9 percent. Adjusted for the impacts of the Tax Cuts and Jobs Act of 2017 and the company’s restructuring charge, adjusted earnings per share were $2.30, adjusted operating income was $3.9 billion and adjusted operating ratio was 66.3 percent for full-year 2017.
“CSX’s team of dedicated railroaders remains focused on creating value for our customers and our shareholders through operational excellence and the continued execution of our new operating plan,” said Foote. “We look forward to improving the quality of service for our customers and growing our business.”

CSX executives will conduct a conference call with the investment community this afternoon, January 16, at 4:30 p.m. Eastern Time. Investors, media and the public may listen to the conference call by dialing 1-888-EARN-CSX (888-327-6279) and asking for the CSX earnings call. Callers outside the U.S., dial 1-773-756-0199. Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.
This earnings announcement, as well as additional detailed financial information, is contained in the CSX Quarterly Financial Report available through the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.
About CSX and its Disclosures
CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For over 190 years, CSX has played a critical role in the nation's economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation's population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.
This announcement, as well as additional financial information, is available on the company's website at http://investors.csx.com. CSX also uses social media channels to communicate information about the company. Although social media channels are not intended to be the primary method of disclosure for material information, it is possible that certain information CSX posts on social media could be deemed to be material. Therefore, we encourage investors, the media, and others interested in the company to review the information we post on Twitter (http://twitter.com/CSX) and on Slideshare (http://www.slideshare.net/HowTomorrowMoves). The social media channels used by CSX may be updated from time to time.
More information about CSX Corporation and its subsidiaries is available at www.csx.com and on Facebook (http://www.facebook.com/OfficialCSX).
Non-GAAP Disclosure
CSX reports its financial results in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). CSX also uses certain non-GAAP measures that fall within the meaning of Securities and Exchange Commission Regulation G and Regulation S-K Item 10(e), which may provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP measures do not have standardized definitions and are not defined by U.S. GAAP. Therefore, CSX’s non-GAAP measures are unlikely to be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures should not be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP. Reconciliations of non-GAAP measures to corresponding GAAP measures are above.
Forward-looking Statements
This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.
Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.
Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.